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                                                                    EXHIBIT 4(c)




REGISTERED                                                      PRINCIPAL AMOUNT
No.:


CUSIP No.:  939653 AB7

                    WASHINGTON REAL ESTATE INVESTMENT TRUST
                     7 1/8% SENIOR NOTE DUE August 13, 2003


         WASHINGTON REAL ESTATE INVESTMENT TRUST, a Maryland real estate investment trust (hereinafter called the "Trust", which term shall include any successor trust or corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to___________, or registered assigns, upon presentation, the principal sum of __________________________ on August 13, 2003, and to pay interest on the outstanding principal amount thereon from August 13, 1996, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on February 13 and August 13, in each year, commencing February 13, 1997, at the rate of 7 1/8% per annum, until the entire principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest which shall be 15 calendar days (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not more than 15 days and not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of, Make-Whole Amount, if any, on, and interest on this Note will be made at the office or agency of the Trust maintained for that purpose in the City of New York, State of New York, or elsewhere as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the
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Trust payment of interest may be made by (i) check mailed to the address of the
Person entitled thereto as such address shall appear in the Security Register kept for the Notes pursuant to Section 305 of the Indenture (the "Note Register") or (ii) transfer to an account of the Person entitled thereto located inside the United States.

         This Note is one of a duly authorized issue of securities of the Trust (herein called the "Notes"), issued and to be issued in one or more series under an Indenture, dated as of August 1, 1996 (herein called the "Indenture"), between the Trust and The First National Bank of Chicago (herein called the "Trustee", which term includes any successor trustee under the Indenture with respect to the Notes), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trust, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated as the "7 1/8% Senior Notes due August 13, 2003", limited in aggregate principal amount to $50,000,000.

         The Notes may be redeemed at any time at the option of the Trust, in whole or in part, upon notice of not more than 60 nor less than 30 days prior to the Redemption Date, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Notes.

         The following definitions apply with respect to any redemption or accelerated payment of the Notes of this series:

         "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Notes of this series, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Notes of this series being redeemed or paid.

         "Reinvestment Rate" means .15% plus the arithmetic mean of the yields under the heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating





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the Reinvestment Rate, the most recent Statistical Release  published prior to the date of determination of the Make-Whole Amount shall be used.

         "Statistical Release" means the statistical release designated "H.15
(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Trust.

         The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Trust on this Note and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Trust, in each case, upon compliance by the Trust with certain conditions set forth in the Indenture, which provisions apply to this Note.

         If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of, and the Make-Whole Amount, if any, on, the Notes or this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Trust and the rights of the Holders of the Notes under the Indenture at any time by the Trust and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Trust with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.





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         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Trust, which is absolute and unconditional, to pay the principal of, Make-Whole Amount, if any, on, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency or the Trust in any Place of Payment where the principal of, Make-Whole Amount, if any, on, and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trust and the Security Registrar for the Notes (the "Note Registrar") duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Trust, the Trustee and any agent of the Trust or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Trust, the Trustee nor any such agent shall be affected by notice to the contrary.

         The obligations of the Trust under the Indenture and this Note and all documents delivered in the name of the Trust in connection herewith and therewith do not and shall not constitute personal obligations of the trustees, officers, employees, agents or shareholders of the Trust or any of them, and shall not involve any claim against or personal liability on the part of any of them, and all persons including the Trustee shall look solely to the assets of the Trust for the payment of any claim thereunder or for the performance thereof and shall not seek recourse against such trustees, officers, employees, agents or shareholders of the Trust or any of them or any of their personal assets for such satisfaction. The performance of the obligations of the Trust under the Indenture and this Note and all documents delivered in the name of the Trust in connection therewith shall not be deemed a waiver of any rights or powers of the Trust, trustees or shareholders under the Trust's Declaration of Trust.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.





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         THE INDENTURE AND THE NOTES, INCLUDING THIS NOTE, SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Trust has caused "CUSIP" numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Notes, and reliance may be placed only on the other identification numbers printed hereon.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Trust has caused this instrument to be duly executed this 13th day of August, 1996.


                                       WASHINGTON REAL ESTATE INVESTMENT TRUST


                                           By:
                                              ---------------------------------
                                           Name:
                                                 ------------------------------
                                           Title:
                                                  -----------------------------


Attest:



By:
    ------------------------------
Name:
      ----------------------------
Title:
       ---------------------------






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TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

         This is one of the Notes of the series designated "7 1/8% Senior Notes due August 13, 2003" pursuant to the within-mentioned Indenture



THE FIRST NATIONAL BANK OF CHICAGO,
 as Trustee


By:
    ---------------------------------
         Authorized Signatory






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                                ASSIGNMENT FORM

                   FOR VALUE RECEIVED, the undersigned hereby
                       sells, assigns and transfers unto

PLEASE INSERT SOCIAL
SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE


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/                                 /
/                                 /  . . . . . . . . . . . . . . . . . . . . .
/                                 /
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 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             (Please Print or Typewrite Name and Address, including
                             Zip Code, of Assignee)


 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
the within Note of Washington Real Investment Trust and _____________________ hereby does irrevocably constitute and appoint

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Attorney to transfer said Note on the books of the within-named Trust with full power of substitution in the premises.

Dated:    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


Signature:        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Note in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:       . . . . . . . . . . . . . . . . . . . . . . . . . .
NOTICE: Signature(s) must be guaranteed by an "eligible guarantor institution" that is a member or participant in a "signature guarantee program" (e.g., the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program).
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